United States
Securities and Exchange Commission
Washington, D.C. 20549

Schedule 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒	Filed by a party other than the Registrant	☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Valero Energy Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee previously paid with preliminary materials.

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Valero Energy Corporation
One Valero Way
San Antonio, TX 78249

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON THURSDAY, APRIL 30, 2020

The following Notice of Change of Location and Time relates to the proxy statement (the “Proxy Statement”) of Valero Energy Corporation (the “Company”), dated March 19, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Thursday, April 30, 2020. This Supplement is being filed with the Securities and Exchange Commission on April 6, 2020, and is being sent on or about April 6, 2020, to stockholders of record as of the close of business on March 4, 2020.

THE FOLLOWING NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT AND OTHER PROXY MATERIALS.

NOTICE OF CHANGE OF LOCATION AND TIME
OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 30, 2020

To the stockholders of Valero Energy Corporation:

Due to health and safety concerns related to the coronavirus (COVID-19) outbreak, recommendations, and orders from various federal, state, and local governmental authorities, and out of an abundance of caution to support the health and well-being of our stockholders, employees, and community, NOTICE IS HEREBY GIVEN that the location and time of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Valero Energy Corporation (“Valero,” “we” or “our”) has changed.

Date: April 30, 2020
Time: 2:00 p.m., Central Time
Location: www.virtualshareholdermeeting.com/VLO2020

As previously announced, the Annual Meeting will be held on April 30, 2020. However, the Annual Meeting will now be held in a virtual meeting format only. There will be no physical meeting, and you will not be able to attend the Annual Meeting in person. Additionally, in order to accommodate the transition to a virtual meeting format, the time of the Annual Meeting has been changed to 2:00 p.m., Central Time, on the previously scheduled date for the Annual Meeting of April 30, 2020.

As described in the proxy materials for the Annual Meeting previously distributed to stockholders, you are entitled to participate in and vote at the Annual Meeting if you were a stockholder of record as of the close of business on March 4, 2020, the record date for the Annual Meeting, or hold a legal proxy for the Annual Meeting provided by your bank, broker, or nominee.

The Annual Meeting will be held at www.virtualshareholdermeeting.com/VLO2020. To be admitted to the Annual Meeting, you must enter the 16-digit control number found on your proxy card/voting instruction form. We intend to offer the same participation opportunities as would be provided at an in-person meeting. You may vote and submit questions during the Annual Meeting by following the instructions available on the meeting website.

You may begin to log into the online platform for the Annual Meeting beginning at 1:45 p.m., Central Time, on April 30, 2020. A support line will be available on the meeting website to answer questions on how to participate in the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials previously distributed for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and time of the Annual Meeting and may continue to be used to vote your shares in connection with the Annual Meeting.

If you have already voted, no additional action is required. The proxy materials contain important information regarding the matters to be acted upon at the Annual Meeting, and we encourage you to read them. Your vote is very important to us.

By order of the Board of Directors,

J. Stephen Gilbert
Secretary

April 6, 2020

The proxy statement and Valero’s Annual Report on Form 10-K for the year ended December 31, 2019, are available at www.proxyvote.com and on Valero’s website at www.investorvalero.com.